                                                                   EXHIBIT 10.10

                            THIRD AMENDMENT TO LEASE
                                  PREMIER NORTH

This THIRD AMENDMENT TO LEASE (this "Third Amendment") is made this 15th day of April, 2002, by and between TEACHERS INSURANCE & ANNUITY ASSOCIATION OF AMERICA, INC., a New York corporation ("Landlord") and ICOS CORPORATION, a Delaware corporation ("Tenant").

                                    RECITALS

      Landlord is the landlord and Tenant is the tenant under that certain Lease dated February 6, 1992 (the "Initial Lease"), for premises located at 22021 20th Avenue S.E., Bothell, Washington, 98021, Premier North (legally described on Exhibit A hereto), as modified by First Amendment to Lease dated for reference purposes August 21, 1992 (the "First Amendment"), and by Lease Renewal and Amendment Agreement dated for reference purposes August 5, 1997 (the "Second Amendment"). As used herein the "Amended Lease" shall mean the Initial Lease as modified by the First Amendment, the Second Amendment, and the "Lease" shall mean the Amended Lease as further amended by this Third Amendment.

      The parties desire to further amend the Amended Lease as set forth below.

      Landlord and Tenant are simultaneously entering into a lease amendment (the "Premier South Third Amendment") for premises located at 22025 20th Avenue S.E., Bothell, Washington, 98021, commonly known as Premier South.

      Except as otherwise specifically defined herein all capitalized terms shall have the meanings assigned in the Amended Lease.

                                    AGREEMENT

      Now, therefore, for good and valuable consideration, the parties agree as follows:

1. Extension. Section 1.05 of the Lease is amended to provide that the expiration date of the Lease shall be December 31, 2008.

2. Rent Adjustments. Section 1.13 (a) of the Lease shall be amended to provide the following Base Rent adjustments from and after September 15, 2002:

               Effective Date of Rent
               Increase                        New Base Monthly Rent
               September 15, 2002              $0.00
               December 15, 2002               $81,523.00
               January 1, 2004                 $83,969.00
               January 1, 2005                 $86,488.00
               January 1, 2006                 $89,082.00
               January 1, 2007                 $91,755.00
               January 1, 2008                 $94,508.00

3. Liability Insurance. Section 4.04(a) of the Lease is deleted and replaced in its entirety with the following:

      (a) Liability Insurance. From and after September 15, 2002, Tenant shall maintain a policy of comprehensive general liability insurance at Tenant's expense, insuring Landlord and its management contractor against liability arising out of the ownership, use, occupancy, or maintenance of the Property. The initial amount of such insurance shall be $1,000,000.00 per occurrence and an excess umbrella liability of $5,000,000.00. However, the amount of such insurance shall not limit Tenant's liability nor relieve Tenant of any obligation hereunder. The policy shall contain cross-liability endorsements, if applicable, and shall insure Tenant's


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

            performance of the indemnity provisions of Section 5.04, subsections
            (a), (b) and (e). Tenant shall, at Tenant's expense, maintain such other liability insurance as Tenant deems necessary to protect Tenant. Tenant's insurance shall be primary and non-contributing, and Tenant shall name Landlord and its management contractor as additional insureds and provide copies upon renewal, or at least once annually.

4. Commissions. Sections 1.09 and 14.01 of the Lease are amended to reflect that, with respect to this Third Amendment, each party represents that it has not had dealings with any real estate broker, finder or other person with respect to this Lease in any manner, except for Insignia/Kidder Mathews, who represented Tenant and who shall be compensated by Landlord pursuant to separate agreement. Each party agrees to indemnify, defend and hold the other party harmless from any commissions claimed by any broker through the indemnifying party. Landlord and Tenant recognize that it is possible that they may hereafter make additional agreements regarding further extensions or renewal of this Lease or a new lease or leases for all or one or more parts of the Premises or other space in the Project for a term or terms commencing after the Commencement Date of this Lease. Landlord and Tenant recognize that it is also possible that they may hereafter modify this Lease to add additional space or to substitute space as part of the Premises. If any such additional agreements, new leases or modifications to this Lease are made, Landlord shall not have any obligation to pay any compensation to any real estate broker or to any other third person engaged by Tenant to render services to Tenant in connection with negotiating such matters, regardless of whether under the circumstances such person is or is not regarded by the law as an agent of Landlord.

5. Option to Renew. All provisions under the Lease and any exhibits thereto relating to renewal of the Lease are hereby replaced by the following:

      Tenant is granted the right to extend the term of this Lease beyond the expiration date of the term as set forth in this Third Amendment for one period of sixty (60) months (the "Extended Term"). Tenant may not exercise its Extension Right if it is then in default beyond any applicable cure period or if it has ever been in default beyond any applicable cure period more than two (2) times in any twelve (12) month period. Tenant may exercise its Extension Right by delivering written notice thereof to Landlord not later than twelve (12) months prior to the expiration of the term. In the Extended Term, all terms and conditions of this Lease shall apply, except (i) there shall be no tenant improvement allowance, no right of first opportunity, and no further renewal rights, and (ii) the Base Monthly Rent for the first thirty-six (36) months of the Extended Term shall be ninety-five percent (95%) of the then prevailing market rate for a similar lease and term for similarly situated and improved space in the Bothell-Woodinville High-Tech Industrial Market (the unadjusted number being referred to herein as the "Fair Market Rent"), provided that in no event shall the Base Monthly Rent for the Extended Term be less than the Base Monthly Rent for the last month of the initial term, and (iii) at the beginning of the thirty-seventh (37th) month of the Extended Term, Base Rent for the balance of the Extended Term shall be adjusted based upon the increase in the Consumer Price Index, all Urban Consumers, for the Seattle/Tacoma SMSA, published by the United States Department of Labor, Bureau of Labor Statistics ("Index") which is in effect on the first day of the Extended Term ("Beginning Index"). The corresponding index ("Extension Index") which is in effect on the first day of the thirty-seventh (37th) month of the Extended Term shall be used as a comparison in determining the amount of the Base Rent Increase. In calculating the CPI increase, the Base Monthly Rent shall be increased to equal the product achieved by multiplying the Base Monthly Rent due with respect to that first paying month of the Extended Term by a fraction, the numerator of which is the Extension Index and the denominator of which is the Beginning Index. If the method of computing the Index is changed from that in effect when the Beginning Index was established, then the Beginning Index and all Extension Indexes shall be converted in accordance with the conversion factor published by the United States Department of Labor, Bureau of Labor Statistics. If during the Term, the Index is (a) discontinued or (b) revised without such a Conversion Factor being so published, such other government index or computation with which it is replaced shall be used in order to obtain substantially the same result as would be obtained if the Index had not been discontinued or revised.


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

      Extension Rights shall apply to all of the Premises then under lease to Tenant. Tenant's Extension Right is personal and may not be exercised by any assignee or sublessee other than an Affiliate of Tenant or a successor by merger or consolidation.

      If Landlord and Tenant are not able to agree on the Fair Market Rent component of the Base Rent for the Extended Term within thirty days after Tenant's notice of election to renew, then such Fair Market Rent shall be determined by arbitration as follows. Landlord and Tenant shall each select an appraiser with at least ten years experience in the office/high-tech industrial market in the eastside area. If the two appraisers are unable to agree within ten days after their selection, they shall select a similarly qualified third appraiser (the "Neutral Appraiser"). If the three appraisers are unable to agree unanimously on Fair Market Rent within fourteen (14) days after appointment of the neutral Appraiser, the issue shall be resolved by the three appraisers in accordance with the following procedure. The appraiser selected by each of the parties shall state in writing his determination of the Fair Market Rent supported by the reasons therefore with counterpart copies to each party. The appraisers shall arrange for a simultaneous exchange of such proposed resolutions. The role of the Neutral Appraiser shall be to select which of the two proposed resolutions most closely approximates his determination of Fair Market Rent. The Neutral Appraiser shall have no right to propose a middle ground or any modification of either of the two proposed resolutions. The resolution he chooses as most closely approximating his determination shall constitute the decision of the appraisers and be final and binding upon the parties. Each party shall bear cost of its own appraiser, and the non-prevailing party shall pay the costs of the Neutral Appraiser.

6. Landlord's Third Amendment Work. Landlord hereby agrees to perform, at Landlord's expense, the following work:

      (a)   Repaint the exterior of the Building during 2003.

      (b)   Pressure wash all walkways during 2002.

      (c)   Install RBPVs as required by Alderwood Water District during 2002.

7. Combined Tenant Improvement Allowance. Within Sixty (60) days after full execution of this Third Amendment and the Premier South Third Amendment, Landlord shall advance Tenant two hundred fifty thousand dollars ($250,000) in total for both buildings (the "Third Amendment Allowance") for use in construction of improvements to the Premises and to Premier South, including replacement of an HVAC compressor on the Premises. All such improvements shall be constructed pursuant to Article Six of the Lease. The Third Amendment Allowance may be used only for the following costs

      (a) Payment of the cost of preparing the space plan and the final working drawings and specifications, including mechanical, electrical, plumbing and structural drawings and of all other aspects of the tenant improvement plans.

      (b) The payment of plan check, permit and license fees relating to construction of the Third Amendment Improvements.

      (c) Construction of the Third Amendment Improvements, including, without limitation, the following:

            (1) Installation within the Premises of all partitioning, doors, floor coverings, ceilings, wall coverings and painting, millwork and similar items.

            (2) All electrical wiring, lighting fixtures, outlets and switches, and other electrical work to be installed within the Premises.

            (3) The furnishing and installation of all duct work, terminal boxes, diffusers and accessories required for the completion of the heating, ventilation and air conditioning systems within the Premises, I including the cost of meter and key control for after-hour air conditioning.

            (4) Any additional Tenant requirements including, but not limited to, odor control, special heating, ventilation and air conditioning, noise or vibration control or other special systems.


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

            (5) All fire and life safely control systems such as fire walls, sprinklers, halon, fire alarms, including piping, wiring and accessories installed within the Premises.

            (6) All plumbing, fixtures, pipes and accessories to be installed within the Premises.

            (7)   Testing and inspection costs.

            (8) Contractor's fees, including but not limited to any fees based on general conditions.

      Upon completion of the improvements, but not later than December 31, 2003, Tenant shall provide Landlord with an accounting of the uses of the Third Amendment Allowance. Any funds not used for permitted purposes as of that date shall be refunded to Landlord.

8. No Other Modification. Except as expressly modified herein, all of the terms, covenants and conditions of the Lease shall continue in full force and effect and are hereby ratified by the parties.

Landlord: Teachers Insurance & Annuity Association of America, Inc.

         By: /s/ James P. Garofalo
            ------------------------------------

         Its: Assistant Secretary
             -----------------------------------


Tenant: Icos Corporation, a Delaware corporation

         By: /s/ Gary Wilcox
            ------------------------------------

         Its: Exec. Vice President
             -----------------------------------


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

STATE OF New York       )
                        ) ss.
COUNTY OF New York      )

      I certify that I know or have satisfactory evidence that James P. Garofalo signed this instrument, on oath stated that (he/she) was authorized to execute the instrument and acknowledged it in (his/her) capacity as Assistant Secretary of TEACHERS INSURANCE & ANNUITY ASSOCIATION OF AMERICA, INC. to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

      GIVEN under my hand and official seal this 17th day of June, 2002.


                                     /s/ Loretta M. Monahan
                                     -------------------------------------------
                                     NOTARY PUBLIC in and for the
                                     State of New York, residing
                                     at Bronx;
                                     My commission expires:  1-12-2006
                                     Loretta M. Monahan
                                     -------------------------------------------
                                     [Type or Print Notary Name]

STATE OF                )
                        ) ss.
COUNTY OF               )

      I certify that I know or have satisfactory evidence that Gary L. Wilcox signed this instrument, on oath stated that (he/she) was authorized to execute the instrument and acknowledged it in (his/her) capacity as EVP of Operations of ICOS CORPORATION to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

      GIVEN under my hand and official seal this 6th day of June, 2002.


                                     /s/ Lovena Laycock
                                     -------------------------------------------
                                     NOTARY PUBLIC in and for the
                                     State of Washington, residing
                                     at Bothell;
                                     My commission expires:  10-9-05
                                     Lovena Laycock
                                     -------------------------------------------
                                     [Type or Print Notary Name]


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